UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agenus Inc. (the “Company”) today announced a clinical trial collaboration with the National Cancer Institute (“NCI”). The double-blind, randomized controlled Phase 2 trial will evaluate the effect of the Company’s personalized autologous vaccine candidate, Prophage™ (HSPPC-96), in conjunction with Merck’s pembrolizumab on the overall survival rate of patients with newly diagnosed glioblastoma. The trial will be conducted by the Brain Tumor Trials Collaborative (“BTTC”), a consortium of top academic centers led by Dr. Mark Gilbert, Chief of the Neuro-Oncology Branch at the NCI Center for Cancer Research.

The trial aims to assess the efficacy of PD-1 targeted checkpoint blockade in combination with a heat-shock protein based vaccine candidate in an indication in which this vaccine has shown improved progression-free survival, as presented at ASCO 2015. It is a two-arm trial with one arm receiving pembrolizumab as a monotherapy and a second arm receiving both Prophage and pembrolizumab in combination. Forty-five patients will be randomly assigned to each arm.

Under this collaboration, the Company will supply Prophage, Merck will provide pembrolizumab (Keytruda®) and NCI and BTTC member sites will recruit patients and conduct the trial.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	AGENUS INC.

	By:	/s/ Christine M. Klaskin
Christine M. Klaskin
VP, Finance

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 17, 2017.